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                                                                   Exhibit 10(w)


                      [SUPERIOR TELECOM INC. LETTERHEAD]


                                                               As of May 1, 1998


The Alpine Group, Inc.
1790 Broadway, Suite 1500
New York, NY 10019-1412


Re: Services Agreement dated as of October 2, 1996 by and between The Alpine Group, Inc. and Superior Telecom Inc., as amended by letter agreement dated as of May 1, 1997 (as so amended the "Agreement")


Gentlemen:

    This will memorialize our agreement to extend the captioned Agreement for a term commencing as of the date hereof and expiring April 30, 1999, it being understood that in consideration for your rendering the services provided for under the Agreement, the undersigned shall continue to pay to you the annual $2,717,000 service fee and other reimbursable amounts as payable thereunder in the manner provided for under the Agreement.

    The terms of this extension have been approved by the Audit Committee of the Board of Directors of Superior Telecom Inc.

    As modified hereby the Agreement is hereby expressly ratified and confirmed.

    If the foregoing conforms with your understanding of the agreement reached between us, kindly execute a copy of this letter so indicating.


                                       Very truly yours,

Agreed to as of the date first
hereinabove set forth                  SUPERIOR TELECOM INC.
THE ALPINE GROUP, INC.


By:      /s/ Bragi F. Schut            By:       /s/ Steven S. Elbaum
   -------------------------------        ----------------------------------
   Bragi F. Schut                         Steven S. Elbaum

Its: Executive Vice President          Its: President and
                                            Chief Executive Officer